Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Robbins & Myers and National Oilwell Varco Receive Second Request under Hart-Scott-Rodino Act

Houston, Texas – October 9, 2012 Robbins & Myers, Inc. (NYSE: RBN) and National Oilwell Varco, Inc. (NYSE: NOV) announced today that they each had received a request for additional information and documents from the U.S. Justice Department (often referred to as a “second request”) in connection with the proposed merger transaction in which National Oilwell Varco would acquire all of the outstanding shares of Robbins & Myers for $60.00 per share in cash. The second request was issued under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after Robbins & Myers and National Oilwell Varco have substantially complied with the second request (unless that period is extended voluntarily by the parties or terminated sooner by the Department of Justice). Robbins & Myers and National Oilwell Varco intend to respond expeditiously to the Second Request and expect to close the transaction soon thereafter.

In addition to expiration or termination of the waiting period under the HSR Act, the proposed merger remains subject to other customary closing conditions, including approval by the shareholders of Robbins & Myers.

About Robbins & Myers

Robbins & Myers, Inc. is a leading supplier of engineered, application-critical equipment and systems in global energy, chemical and other industrial markets.

About National Oilwell Varco

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Forward-Looking Statements

Statements set forth in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of Robbins & Myers and National Oilwell

Varco, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the Robbins & Myers’ shareholders to approve the merger; satisfaction of the conditions to the closing of the merger (including the receipt of regulatory approvals and completion of certain compliance due diligence); uncertainties as to the timing of the merger; costs and difficulties relating to the proposed merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas; and other important risk factors discussed more fully in Robbins & Myers’ preliminary proxy statement filed with the SEC on August 31, 2012 in connection with the merger, Robbins & Myers’ Annual Report on Form 10-K for the year ended August 31, 2011; National Oilwell Varco’s Annual Report on Form 10-K for the year ended December 31, 2011, their respective Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and other reports filed by either of them with the SEC from time to time (including Robbins & Myers’ final proxy statement relating to the proposed merger). Neither Robbins & Myers nor National Oilwell Varco undertakes any obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed merger, Robbins & Myers filed a preliminary proxy statement with the SEC on August 31, 2012 and may file other relevant materials with the SEC as well. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER (INCLUDING THE FINAL PROXY STATEMENT) WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ROBBINS & MYERS AND THE PROPOSED MERGER. The final proxy statement will be mailed to Robbins & Myers shareholders. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about Robbins & Myers, without charge, at the SEC’s web site at www.sec.gov. Copies of Robbins & Myers’ SEC filings also may be obtained for free by directing a request to Robbins & Myers, Inc., 10586 Highway 75 North, Willis, Texas 77378, (936) 890-1064.

Participants in the Solicitation

Robbins &Myers, National Oilwell Varco, and certain of their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Robbins & Myers’ shareholders in connection with the proposed merger. Information about Robbins & Myers’ directors and executive officers and the special interests of these persons in connection with the proposed merger can be found in the preliminary proxy statement filed by Robbins & Myers with the SEC on August 31, 2012. Information about National Oilwell Varco’s directors and executive officers can be found in National Oilwell Varco’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, as filed with the SEC on February 23, 2012, and National Oilwell Varco’s proxy statement relating to its 2012 Annual Meeting of Shareholders, as filed with the SEC on April 5, 2012. These documents can be obtained, without charge, at the SEC’s website at www.sec.gov.

CONTACT:	Robbins & Myers, Inc.	National Oilwell Varco, Inc.
	Kevin Brown, (936) 856-9109	Clay Williams, (713) 346-7606
	Kevin.Brown@robn.com	Clay.Williams@nov.com

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